Exhibit 99.8

VIASYSTEMS FACT SHEET

•	Leading global provider of multi-layer PCBs and Electro-Mechanical (E-M) Solutions

•	Large and diverse customer base of approximately 800 OEM’s and contract electronic manufacturers

•	Largest customer represents approximately 15% of sales

•	Ten largest customers accounted for approximately 59% of sales

•	Sales by region: North America (40%), Asia (30%), Rest of World (30%)

•	Sales by market: Automotive (39%), Industrial & Instrumentation (25%), Telecommunications (17%), Computers and Datacommunications (15%), Military and Aerospace (4%)

•	~ 14,000 employees

•	Founded in 1996

•	Headquartered in St. Louis, Missouri

•	Additional offices in Wisconsin, Virginia, New Hampshire, Texas, Oregon, California, Quebec, Mexico, United Kingdom, Netherlands, and China

•	11 facilities with PCB fabrication or assembly capability

•	LTM Revenue (12/31/11): $1,057 million

•	Expected 2012 Revenue: $1,117 million (First Call Consensus as of 4/3/2012)

•	LTM Gross Margin: 21%

•	LTM Adjusted EBITDA: $148 million